MEDIA CONTACTS:                           ANALYST CONTACTS:
   Bill Murschel   (216) 689-0457          Jay S. Gould          (216) 689-4721
   Janet Gaydosh   (216) 689-3636          Vernon L. Patterson   (216) 689-0520


FOR IMMEDIATE RELEASE

                  KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
                  -------------------------------------------

         CLEVELAND, April 20, 1995 -- KeyCorp (NYSE: KEY) today reported earnings of $210 million, or $0.86 per common share, for the 1995 first quarter. This compares with earnings of $209 million, or $0.85 per common share, for the year-ago quarter.

         Victor J. Riley, Jr., KeyCorp chairman and chief executive officer, said, "Earnings for the first quarter were consistent with our 1995 profit plan. These results and the profit plan included the effects of several items related to previously announced initiatives intended to reduce interest rate exposure and accelerate long-term revenue and earnings growth. Actions taken in the first quarter included the continued reconfiguration of the balance sheet and the strategic repositioning of several businesses."

         Riley continued, "Last month we unveiled the company's strategic planning process known as First Choice 2000. Under the leadership of Bob Gillespie, president and chief operating officer, we have developed plans to leverage the capabilities of our franchise by reallocating resources to those businesses with higher earnings growth potential. During the first quarter, several First Choice 2000 strategic initiatives were announced, including the completion of the sale of our residential mortgage loan servicing business and the agreement to acquire AutoFinance Group, Inc., one of the country's leading automobile finance companies. In addition, in early April, we completed the acquisition of Spears, Benzak, Salomon & Farrell, a leading money management firm based in New York City."


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
KEYCORP EARNINGS
APRIL 20, 1995
PAGE 2

EARNINGS REVIEW AND ANALYSIS

         James W. Wert, KeyCorp senior executive vice president and chief financial officer, said, "In the first quarter, KeyCorp earned a return on average total assets of 1.28 percent and a return on average common equity of
18.26 percent."

         Commenting on significant nonrecurring items in the quarter, Wert noted, "We recorded the gain on the sale of the residential mortgage loan servicing business. We also incurred net securities losses related to the balance sheet reconfiguration and a loss on the sale of an asset management subsidiary acquired in 1993."

SIGNIFICANT NONRECURRING ITEMS

(in millions, except EPS)                      AFTER-TAX             EPS
                                               ---------            ----
Gain on Sale of Mortgage Loan
   Servicing Business                            $41.6              $0.17

Loss on Sale of Asset
   Management Subsidiary                        (  5.8)             (0.02)
                                               --------           --------

Extraordinary Net Gain                           $35.8              $0.15


Net Securities Losses Related to
   Balance Sheet Reconfiguration                ($30.9)            ($0.13)



         Net interest income in the 1995 first quarter was significantly impacted by the combined effects of the December 1994 and January 1995 interest rate swap transactions, sales of securities and other balance sheet reconfiguration strategies designed to reduce exposure to future changes in interest rates. Net interest income in the first quarter totaled $644 million, compared with $665 million in the fourth quarter, as solid loan growth was more than offset by a lower net interest margin. Average earning assets increased $1.4 billion, or 10 percent on an annualized basis during the quarter, with substantially all of the growth coming from loans. The aggregate


                                    --more--

KEYCORP EARNINGS
APRIL 20, 1995
PAGE 3

securities portfolio declined by $867 million since year-end 1994, as a result of securities sales. The net interest margin, which remained relatively stable throughout the first quarter, was 4.38 percent compared to 4.60 percent in the fourth quarter. The decline in the net interest margin was the result of the balance sheet reconfiguration, narrower loan and deposit spreads and increased reliance on fixed-rate market priced funding.

         Average loans in the 1995 first quarter, compared with the 1994 fourth quarter were up $1.9 billion, or 17 percent on an annualized basis. Annualized average loan growth in the 1995 first quarter by region was: Northeast (27 percent), Great Lakes (15 percent), Rocky Mountain (26 percent) and Northwest (10 percent). These growth rates include the impact of three bank acquisitions completed during the quarter, (Casco Northern Bank, and BANKVERMONT in the Northeast region and OMNIBANCORP in the Rocky Mountain region). Excluding acquisitions from both periods, average loans in the 1995 first quarter were up $716 million, or 6 percent.

         Noninterest income in the 1995 first quarter totaled $171 million, compared with $227 million in the year-ago quarter and $205 million in the 1994 fourth quarter. Included in 1995 first quarter results are pre-tax net securities losses of $45 million. Excluding the impact of noncore items, consisting of net securities transactions and special asset management fees, core noninterest income declined by $5 million, or 2 percent, from the year-ago level. Compared to the prior quarter, core noninterest income decreased by $11 million, or 5 percent.

         Noninterest expense totaled $561 million in the 1995 first quarter, up $18 million, or 3 percent, from the year-ago level. Compared to the prior quarter, noninterest expense was relatively unchanged. Adding to the level of noninterest income and noninterest expense was the impact of seven acquisitions completed since February 1994.



                                    --more--

KEYCORP EARNINGS
APRIL 20, 1995
PAGE 4

         During the first quarter, one-time tax benefits of approximately $16 million were recognized, reducing the quarter's effective income tax rate (income taxes as a percentage of income before income taxes and extraordinary item) to 26 percent. The benefits primarily relate to acquisitions made in years prior to 1992. Management expects the effective income tax rate to return to a more normal level in the 1995 second quarter.

         Asset quality measures remained strong, despite a modest increase in nonperforming assets, primarily related to acquisitions completed in the quarter. Nonperforming assets increased from $340 million at year-end to $363 million, or 0.75 percent of loans plus other real estate owned and other nonperforming assets at March 31, 1995. Net loan charge-offs in the first quarter totaled $17.3 million, or 0.15 percent of average loans. The provision for loan losses for the 1995 first quarter was $18.5 million, more than covering the quarter's net loan charge-offs. At the end of the first quarter, nonperforming loan and nonperforming asset coverage ratios were 286 percent and 239 percent, respectively.

         At March 31, 1995, KeyCorp's assets totaled $67.7 billion and shareholder's equity totaled $4.8 billion. The Tier 1 Capital ratio was estimated at 7.90 percent and the Total Capital ratio was estimated at 10.96 percent. During the first quarter, 6.5 million common shares were acquired under KeyCorp's on-going repurchase programs.


                                     # # #

KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
APRIL 20,1995
PAGE 5

                              FINANCIAL HIGHLIGHTS
                (dollars in millions, except per share amounts)


                                                                        Three months ended
                                                            ----------------------------------------------
                                                            3-31-95            12-31-94           3-31-94
                                                            --------           --------           --------
SUMMARY OF OPERATIONS
    Net interest income (TE)                                  $658.8             $680.3             $682.7
    Provision for loan losses                                   18.5               26.2               36.8
    Noninterest income                                         171.0              205.3              226.6
    Noninterest expense                                        560.8              555.6              542.8
    Income before extraordinary item                           173.9              193.8              208.6
    Net income                                                 209.7              193.8              208.6

PER COMMON SHARE
    Income before extraordinary item                          $  .71             $  .79             $  .85
    Net income                                                   .86                .79                .85
    Cash dividends                                               .36                .32                .32
    Book value at period-end                                   19.57              18.88              17.88
    Market price at period-end                                 28.25              25.00              30.00

AT PERIOD-END
    Full-time equivalent employees                            30,370             29,211             30,054
    Full-service banking offices                               1,314              1,272              1,276

PERFORMANCE RATIOS
    Return on average total assets                              1.28   %           1.19  %            1.41  %
    Return on average common equity                            18.26              16.61              19.20
    Return on average total equity                             17.99              16.38              18.88
    Efficiency (1)                                             64.12              61.10              60.13
    Overhead (2)                                               52.36              48.01              47.27
    Net interest margin                                         4.38               4.60               5.03

CAPITAL RATIOS AT PERIOD-END
    Equity to assets                                            7.12   %           7.03  %            7.38  %
    Tangible equity to tangible assets                          6.02               6.19               6.55
    Tier 1 risk-adjusted capital (3)                            7.90               8.48               8.91
    Total risk-adjusted capital (3)                            10.96              11.62              12.34
    Leverage (3)                                                6.31               6.63               6.85

(1) Calculated as noninterest expense divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions).

(2) Calculated as noninterest expense less noninterest income (excluding net securities transactions) divided by taxable-equivalent net interest income.

(3) 3-31-95 ratio is estimated.

TE = Taxable equivalent

KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
APRIL 20, 1995
PAGE 6
                              FINANCIAL HIGHLIGHTS
                (dollars in millions, except per share amounts)


                                                                        Three months ended
                                                            ----------------------------------------------
                                                            3-31-95            12-31-94           3-31-94
                                                            --------           --------           --------
ASSET QUALITY
    Net loan charge-offs                                       $17.3            $20.8               $31.3
    Net loan charge-offs to average loans                        .15 %            .19  %              .31 %
    Allowance for loan losses                                 $867.1           $830.3              $812.6
    Allowance for loan losses to
       period-end loans                                         1.81 %           1.80  %             1.96 %
    Allowance for loan losses to
       nonperforming loans                                    285.51           324.27              256.53
    Nonperforming loans at period-end                         $303.7           $256.0              $316.8
    Nonperforming assets at period-end                         362.5            339.8               464.0
    Nonperforming loans to period-end loans                      .63 %            .55   %             .77 %
    Nonperforming assets to period-end loans plus
       OREO and other nonperforming assets                       .75              .73                1.12

KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
APRIL 20, 1995
PAGE 7
                                                    CONSOLIDATED BALANCE SHEETS
                                                       (dollars in millions)


ASSETS                                                     3-31-95            12-31-94            3-31-94
                                                        ------------       ------------        ------------
    Loans                                                  $48,020.8          $46,224.7           $41,379.8
    Mortgage loans held for sale                               164.6              355.2               901.6
    investment securities                                   10,395.5           10,275.6             9,091.2
    Securities available for sale                            1,534.2            2,521.0             4,474.8
    Short-term investments                                   1,052.0              670.0                66.1
                                                        ------------       ------------        ------------
        Total earning assets                                61,167.1           60,046.5            55,913.5
    Allowance for loan losses                                 (867.1)            (830.3)             (812.6)
    Cash and due from banks                                  3,303.2            3,511.4             2,830.7
    Premises and equipment                                   1,016.4              987.2               910.9
    Other real estate owned                                     54.1               79.0               134.3
    Goodwill                                                   598.0              418.5               381.4
    Other intangible assets                                    196.7              180.4               161.6
    Other assets                                             2,240.6            2,408.5             1,959.1
                                                        ------------       ------------        ------------
        TOTAL ASSETS                                       $67,709.0          $66,801.2           $61,478.9
                                                        ============       ============        ============



LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                $ 8,300.3          $ 9,135.7           $ 8,213.6
        Interest-bearing                                    37,792.8           36,003.4            36,182.0
    Deposits in foreign offices-interest-bearing             2,719.2            3,425.1             2,485.0
                                                        ------------       ------------        ------------
        Total deposits                                      48,812.3           48,564.2            46,880.6
    Federal funds purchased and securities
        sold under repurchase agreements                     4,980.8            5,499.1             5,674.5
    Other short-term borrowings                              3,927.3            3,277.6             1,560.2
    Other liabilities                                        1,443.2            1,197.4             1,088.2
    Long-term debt                                           3,725.2            3,569.8             1,744.5
                                                        ------------       ------------        ------------
        TOTAL LIABILITIES                                   62,888.8           62,108.1            56,948.0

SHAREHOLDERS' EQUITY
    Preferred stock                                            160.0              160.0               160.0
    Common equity                                            4,660.2            4,533.1             4,370.9
                                                        ------------       ------------        ------------
        TOTAL SHAREHOLDERS' EQUITY                           4,820.2            4,693.1             4,530.9

        TOTAL LIABILITIES AND
                                                        ------------       ------------        ------------
          SHAREHOLDERS' EQUITY                             $67,709.0          $66,801.2           $61,478.9
                                                        ============       ============        ============
Common Shares outstanding (000)                              238,188            240,362             244,763

KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
APRIL 20,1995
PAGE 8

                       CONSOLIDATED STATEMENTS OF INCOME
                (dollars in millions, except per share amounts)

                                                                      Three months ended
                                                           -------------------------------------------------
                                                             3-31-95           12-31-94            3-31-94
                                                           ----------         -----------        -----------
INTEREST INCOME                                             $1,245.4           $1,191.8           $1,045.0

INTEREST EXPENSE                                               601.6              526.5              376.9
                                                           ----------         -----------        -----------

NET INTEREST INCOME                                            643.8              665.3              668.1
Provision for loan losses                                       18.5               26.2               36.8
                                                           ----------         -----------        -----------
                                                               625.3              639.1              631.3
NONINTEREST INCOME
    Service charges on deposit accounts                         65.7               64.6               62.3
    Trust and asset management income                           52.7               53.3               57.0
    Mortgage banking income                                     17.7               21.3               24.8
    Credit card fees                                            16.7               20.1               16.7
    Insurance and brokerage income                              12.7               12.3               16.0
    Special asset management fees                                2.7                5.2                2.2
    Net securities gains (losses)                              (44.9)             (23.7)               6.4
    Other income                                                47.7               52.2               41.2
                                                           ----------         -----------        -----------
        Total noninterest income                               171.0              205.3              226.6

NONINTEREST EXPENSE
    Personnel                                                  279.9              267.5              270.5
    Net occupancy                                               54.2               54.3               55.5
    Equipment                                                   39.9               39.2               39.9
    FDIC insurance assessments                                  25.5               24.6               24.0
    Professional fees                                           12.6               14.8               12.5
    OREO expense, net                                            2.2               (2.0)               1.3
    Other expense                                              146.5              157.2              139.1
                                                           ----------         -----------        -----------
        Total noninterest expense                              560.8              555.6              542.8
                                                           ----------         -----------        -----------
INCOME BEFORE INCOME TAXES AND
    EXTRAORDINARY ITEM                                         235.5              288.8              315.1
    Income taxes                                                61.6               95.0              106.5
                                                           ----------         -----------        -----------
INCOME BEFORE EXTRAORDINARY ITEM                               173.9              193.8              208.6
    Extraordinary net gain from sales of
        subsidiaries, net of tax benefit of $25.3               35.8                 --                 --
                                                           ----------         -----------        -----------
NET INCOME                                                   $ 209.7           $  193.8            $ 208.6
                                                           ==========         ===========        ===========

Net income applicable to Common Shares                        $205.7             $189.8             $204.6
Per Common Share:
    Income before extraordinary item                             .71                .79                .85
    Net income                                                   .86                .79                .85
Wtd. avg. Common Shares outstanding (000)                    239,999            241,385            241,926
Taxable-equivalent adjustment                                  $15.0              $15.0              $14.6

KEYCORP REPORTS FIRST QUARTER 1995 EARNINGS
APRIL 20, 1995
PAGE 9

                 CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                 (in millions)


                                                                        Three months ended
                                                          --------------------------------------------------
ASSETS                                                       3-31-95           12-31-94            3-31-94
                                                           -----------        -----------        -----------
    Loans                                                   $46,888.0          $44,970.1          $40,242.2
    Mortgage loans held for sale                                243.0              412.3            1,139.2
    Investment securities                                    10,231.2           10,390.1            7,743.3
    Securities available for sale                             1,623.0            2,844.0            5,260.9
    Short-term investments                                    1,272.2              191.9              154.9
                                                           -----------        -----------        -----------
        Total earning assets                                 60,257.4           58,808.4           54,540.5
    Allowance for loan losses                                  (853.4)            (827.1)            (815.8)
    Other assets                                              7,054.9            6,632.0            6,248.4
                                                           -----------        -----------        -----------
        TOTAL ASSETS                                        $66,458.9          $64,613.3          $59,973.1
                                                           ===========        ===========        ===========
LIABILITIES
    Deposits in domestic offices:
        Noninterest-bearing                                 $ 7,955.9          $ 8,238.9          $ 7,802.7
        Interest-bearing                                     36,775.8           35,904.1           35,604.3
    Deposits in foreign offices-interest-bearing              3,321.2            2,972.2            2,678.0
                                                           -----------        -----------        -----------
        Total deposits                                       48,052.9           47,115.2           46,085.0
    Federal funds purchased and securities
      sold under repurchase agreements                        5,502.6            5,857.9            4,993.3
    Other short-term borrowings                               3,298.9            2,850.6            1,435.2
    Other liabilities                                         1,263.8            1,095.2            1,220.8
    Long-term debt                                            3,612.9            3,001.6            1,756.9
                                                           -----------        -----------        -----------
        TOTAL LIABILITIES                                    61,731.1           59,920.5           55,491.2

SHAREHOLDERS' EQUITY
    Preferred stock                                             160.0              160.0              160.0
    Common equity                                             4,567.8            4,532.8            4,321.9
                                                           -----------        -----------        -----------
        TOTAL SHAREHOLDERS' EQUITY                            4,727.8            4,692.8            4,481.9

        TOTAL LIABILITIES AND
                                                           -----------        -----------        -----------
          SHAREHOLDERS' EQUITY                              $66,458.9          $64,613.3          $59,973.1
                                                           ===========        ===========        ===========